EXHIBIT 10(b)

                                                               EXECUTION VERSION

            ADVISORY AGREEMENT (the "AGREEMENT"), dated as of December 6, 2006 (the "EFFECTIVE DATE"), by and between Elite Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY") and Veerappan S. Subramanian (the "ADVISOR").
            --------------------------------------------------------

                                  INTRODUCTION

      Pursuant to that certain Strategic Alliance Agreement, dated as of December 6, 2006 (the "STRATEGIC ALLIANCE AGREEMENT") the Company has entered into a strategic relationship with the Advisor to assist the Company in the development of new drug products and enhance the development efforts of the Company with respect to current drug development projects.

      The Advisor has substantial experience in the development of new drug products and desires to provide to the Company strategic drug development services in exchange for, INTER ALIA, options to purchase shares of common stock, par value $0.01 (the "COMMON STOCK"), of the Company, which shall vest upon the occurrence of certain future events and the right to be granted to his affiliate under the Strategic Alliance Agreement to purchase an equity interest in Novel Laboratories, Inc., a Delaware corporation ("NOVEL").

      The Company and the Advisor desire to enhance the current drug development programs of the Company, as well as develop additional programs and drug products.

                                    AGREEMENT

      NOW THEREFOR IT IS HEREBY AGREED THAT:

            1. SERVICES. The Advisor agrees to perform the Services (as defined herein) in a professional manner, subject to the terms and conditions of this Agreement. Subject to the limitation set forth below in Section 6, the advisory services (the "SERVICES") to be performed by the Advisor under this Agreement shall include, without limitation: (i) reviewing the current drug product development efforts of the Company; (ii) assisting with the implementation of current and new drug product development projects of the Company; (iii) reviewing the current scientific projects of the Company and advising the
Company on a course of action to produce greater efficiencies and positive outcomes with respect to such projects, (iv) assisting the Company in its future fund raising efforts, (v) reviewing the Company's current research and development staff (the "R&D STAFF"); (vi) recommending modifications to the current R&D Staff (including, without limitation, assisting the Company in its recruitment of additional members to the R&D Staff, as needed); and (vii) such additional services and activities in support of, and incidental to, the Services described in clauses (i) through (vi) above. The Advisor shall (x) report to, and follow the directions of, the Board of Directors of the Company (the "BOARD") and the Chief Executive Officer of the Company (the "CEO"), (y) perform and carry out such duties and responsibilities that are reasonably consistent with the Advisor's position and responsibilities and this Agreement, and (z) perform and discharge such additional duties and responsibilities as may be reasonably determined from time to time by the CEO and the Board, consistent with the description of the Services as set forth above.

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            2. COMPENSATION.

                  2.1. STOCK OPTIONS. The Company shall grant to the Advisor, as an inducement material to entering into this Agreement, a stock option to purchase one million seven hundred fifty thousand (1,750,000) of Common Stock, pursuant to the terms and conditions of that certain Stock Option Agreement, dated as of the date hereof (the "STOCK OPTION AGREEMENT"), a copy of which is attached hereto as EXHIBIT A.

                  2.2. EXPENSES. The Company shall promptly reimburse the Advisor for expenses he reasonably incurs in connection with the performance of the Services (including business travel and entertainment expenses), against receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations or by the Company; PROVIDED, HOWEVER, that, all expenses in excess of One Thousand Dollars ($1,000) per month, individually or in the aggregate, shall be approved by the CEO of the Company as a condition to reimbursement thereof.

                  2.3 BENEFITS. Until such time as Novel shall establish a medical insurance plan, the Advisor shall be entitled to participate in the Company's medical insurance plans, to the extent that the Advisor's participation is permitted under such medical insurance plans.

            3. TERM; TERMINATION.

                  3.1. TERM. Unless earlier terminated, the initial term of this Agreement is one (1) year from the Effective Date (the "INITIAL TERM"). The Initial Term will automatically renew for an unlimited number of successive one-year terms (each a "RENEWAL TERM"; the Renewal Term and the Initial Term are sometimes individually referred to herein as the "TERM"); PROVIDED, HOWEVER, that in any Renewal Term, either party may terminate this Agreement by giving at least thirty (30) days' advance written notice of termination with or without Cause (as defined below) for any reason or no reason.

                  3.2. TERMINATION. The Company shall have the right to terminate this Agreement upon (i) the death of the Advisor; (ii) the Advisor's inability to perform the Services hereunder on account of his disability or incapacity for a period of ninety (90) or more days, whether or not consecutive, within any period of twelve (12) consecutive months; (iii) upon the Company giving written notice, at any time, to the Advisor that this Agreement is being terminated immediately for Cause; or (iv) for any reason or no reason.

For purposes of this Agreement, "CAUSE" means (i) the Advisor's breach of or default under the terms of this Agreement, which breach or default continues beyond thirty (30) days after a written demand for performance or compliance is delivered to the Advisor by the Company; (ii) violation of any securities law by the Advisor; (iii) gross negligence or willful misconduct by the Advisor, in each case that has a material adverse effect upon the Company; (iv) the Advisor's commission of, or pleading guilty or NOLO CONTENDERE to, a felony or a crime involving moral turpitude, fraud, or embezzlement; or (v) the Advisor's breach of any provision of Sections 4 or 5 of this Agreement.


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            4.  PROTECTION  OF  CONFIDENTIAL   INFORMATION  AND  TRADE  SECRETS;
ASSIGNMENT OF INTELLECTUAL PROPERTY; NON-SOLICITATION.

                  4.1. DEFINITIONS.

                        4.1.1. "CONFIDENTIAL INFORMATION" DEFINED. "CONFIDENTIAL INFORMATION" means any and all information (oral or written) relating to the Company or any entity controlling, controlled by, or under common control with the Company, including information relating to: technology, Inventions (as defined in Section 4.1.2. below), intellectual property, research, test procedures and results; machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information that becomes public, other than as a result of a breach of the provisions of Section 4.2. hereof. Without limiting the foregoing, Confidential Information shall also include all information related to products targeted for development by the Company, subjects of research and development, projected launch dates, the protocols of the United States Food and Drug Administration (the "FDA"), projected dates for regulatory filings, consumer studies, market research, clinical research, business plans, planned expenditures, profit margins, strategic evaluation plans and initiatives, and those commissioned by the Company through outside vendors or consultants, and the content of all business and strategic planning conducted with or through third parties. For purposes of this Agreement, "PERSON" means an individual, corporation, partnership, trust, limited liability company, unincorporated organization, joint stock corporation, joint venture, association or other entity, or any government, or any agency or political subdivision thereof or any branch of any legal entity.

                        4.1.2. "INVENTIONS" DEFINED. "INVENTIONS" means any and all inventions, discoveries, improvements, patent, copyrights, sales approaches, sales materials, training material, and/or other property rights, whether or not patented or patentable made, conceived, created, developed or contributed to by the Advisor during the Term which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to the Advisor's performance of the Services hereunder, or performance of other services (including as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (ii) based upon Confidential Information. For the avoidance of doubt, inventions, discoveries, improvements, patents, copyrights and/or property rights not related to "Designated Drug Products" of the Company (as defined below) shall not be considered to be Inventions for purposes of this Agreement.

                        4.1.3.  "WORK FOR HIRE"  DEFINED.  "WORK FOR HIRE" means
any and all sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration, but excluding Inventions) made, conceived, created, developed or contributed to by the Advisor during the Term and which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to the Advisor's performance of the

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Services  hereunder  by,  or  performance  of  other  services  (including  as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (iii) based upon Confidential Information. For the avoidance of doubt, sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other intellectual property not related to the business of Novel shall not be considered to be Work for Hire for purposes of this Agreement.

                  4.2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Advisor agrees that he shall not use or disclose, either during the Term or at any time thereafter, (except to the extent necessary during the Term in connection with the necessary and proper performance of the Advisor's duties on behalf of the Company and in good faith, or as required by law or governmental authority) any Confidential Information.

                  4.3. COVENANT NOT TO COMPETE AND NON-SOLICITATION. During the Term and continuing for a period ending on the first anniversary of the termination of this Agreement by either party, unless this Agreement is terminated by the Company without Cause or by the Advisor for Good Reason (as defined below):

                        4.3.1. The Advisor shall not, directly or indirectly, manage, control, consult with, or engage (as either an employee or consultant) in any business or activity anywhere in the world involving a drug product that is Competitive (as defined below) with any Designated Drug Products (as defined below) of the Company or any of its respective subsidiaries or affiliates, or any related inventions or other intellectual property of the Company or any of its respective subsidiaries or affiliates (collectively, a "COMPETITIVE ACTIVITY"); and

                        4.3.2. Any investment (whether equity or debt) by the Advisor, any affiliate of the Advisor or VGS Pharma, LLC ("VGS"), in any Person engaging, or providing services or financing for, a Competitive Activity (a "COMPETITIVE COMPANY") shall be wholly conditioned on and subject to the prior written unanimous approval of the Board or the Board of Directors of Novel (as appropriate), including any follow-on investments in any entity that, subsequent to the time of the initial investment, has become a Competitive Company. The foregoing restriction shall not apply to investments for equity interests not exceeding five percent (5%) of a Competitive Company or financing provided to a subsidiary or affiliate of a Competitive Company which is not itself engaged in a Competitive Activity.

For the purposes hereof:

An "AFFILIATE" of a party shall have the meaning ascribed to the term "affiliate" in that certain Stockholders' Agreement, dated as of the date hereof, among Novel, the Company, the Advisor, and VGS (the "STOCKHOLDERS' AGREEMENT").

"COMPETITIVE" shall mean a drug product that is based upon the same chemical entity by the same route of administration and for the same indication as a Designated Drug Product, regardless of dosage strength.

"DESIGNATED  DRUG  PRODUCTS"  shall  mean (i) all  drug  products  currently  in
development,   marketed  or   commercialized  by  the  Company  or  any  of  its
subsidiaries or affiliates (a list of which shall be


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

supplied to the Advisor promptly following the execution of this Agreement), and
(ii) all drug products in-licensed by the Company or any of its subsidiaries or affiliates. For purposes of the definition of "Designated Drug Products", the Company shall not be deemed an affiliate of Novel.

Notwithstanding anything to the contrary in this Section 4.3, following the termination of the Advisor's services under this Agreement, the Advisor shall not be prohibited from engaging in Competitive Activities with respect to any drug products described in clauses (i) or (ii) in the preceding paragraph that either (a) are included on the Inactive Products List (as defined below) or (b) have not yet successfully completed stability testing on exhibit batches of such drug products; PROVIDED, HOWEVER, that during the Term and post-Term non-competition period the Advisor shall not engage in any Competitive Activities with respect to opioid analgesics that are currently under development, marketed or commercialized by the Company (or any of its subsidiaries or affiliates) or in the past have been developed, marketed or commercialized by the Company (or any of its subsidiaries of affiliates), regardless of current status of such drug products.

"INACTIVE PRODUCT LIST" means a list of drug products that the Company and the Advisor reasonably agree by mutual written consent will not be developed (or prior development efforts shall be terminated) by or on behalf of the Company and should be placed on the Inactive Products List. The parties agree to review and update the Inactive Products List at least quarterly during the term of this Agreement and shall agree, in good faith, on the final version of the Inactive Products List promptly after the term of this Agreement.

"GOOD REASON" means a material breach by the Company of its obligations pursuant to this Agreement or the Stock Option Agreement which breach the Company fails to remedy within thirty (30) days of receipt of written notice thereof from the Advisor setting forth in reasonable detail the circumstances alleged to be the basis for Good Reason termination.

                        4.3.3. Prior to the second anniversary of the end of the Term, the Advisor shall not directly or indirectly solicit, recruit, or induce, or attempt to solicit, recruit, or induce any Persons (i) employed by the Company or (ii) retained as consultants or other independent contractors by the Company and dedicating at least 80% of such consultant's or independent contractor's work time to the Company, or encourage any such Persons described in clauses (i), or (ii) above to terminate or adversely alter their relationship with the Company.

                  4.4. ASSIGNMENT OF INTELLECTUAL PROPERTY.

                        4.4.1. The Advisor shall promptly disclose to the Company any and all Inventions. The Advisor shall promptly communicate to the Company all information, details and data pertaining to any Inventions in such form as the Company reasonably requests. The Advisor agrees that Inventions, patents and patent applications are the property of the Company, and any and all rights, titles or interests in and to Inventions, patents or patent applications which the Advisor may have in any and every jurisdiction are hereby assigned in full. Whenever the Advisor is requested to do so by the Company, during or after the Term, the Advisor shall, at the Company's sole expense, promptly execute and deliver any and all


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applications,  assignments or other documents or instruments  reasonably  deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect, confirm or establish the Company's full and exclusive interests in any Inventions. The obligations set forth in this Section 4.4.1 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Advisor.

                        4.4.2. Any and all Works for Hire shall be considered "works made for hire" under the copyright laws of the United States or property of the Company under applicable federal, state, local and foreign trademark laws (as appropriate). The Advisor shall promptly communicate to the Company any and all Works for Hire, and any and all information, details and data pertaining to any Works for Hire, in such form as the Company requests. To the extent that Works for Hire fail to qualify as (A) "works made for hire" under the copyright laws of the United States or any other jurisdiction or (B) property of the Company under applicable federal, state, local or foreign trademark laws, the Advisor hereby assigns each Work for Hire and all right, title and interest therein in any and every jurisdiction to the Company. Whenever the Advisor is requested to do so by the Company, during or after the Term, the Advisor shall promptly execute and deliver any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and confirm and effectuate full and exclusive ownership of Works for Hire in the Company, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 4.4.2 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Advisor.

                  4.5. If a court  declares  that any term or  provision of this
Section 4 is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                  4.6. The Advisor hereby transfers, assigns, conveys, grants and sets over to the Company and its successors and assigns forever, and the Company hereby accepts, assumes and acquires from the Advisor for itself and its successors and assigns forever, all of the Advisor's right, title and interest in and to the Inventions in any and every jurisdiction. The Advisor hereby covenants and agrees that, at any time and from time to time after the date hereof, at the request of the Company or its successors or assigns, he will (i) promptly and duly execute and deliver, or cause to be executed and delivered to the Company, all such further documents and instruments, and (ii) promptly take all such other and further action, as may be requested by the Company to more effectively transfer, assign, convey, grant, set over, vest, protect, confirm and establish full and exclusive right, title and interest in and to all of the Inventions in and to the Company and its successors and assigns forever in any and every jurisdiction, including, without limitation, any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United States or any foreign jurisdiction. The obligations set forth in


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this  Section  4.6 shall be binding  upon the  successors,  assigns,  executors, administrators and other legal representatives of the Advisor. The Advisor hereby represents and warrants to the Company that the Advisor has not transferred any right, title or interest in or to the Inventions to any other Person as of the date of the execution of this Agreement and, as of the date of the execution of this Agreement, has not entered into any agreement to do so.

                  4.7. The Advisor acknowledges and admits that a breach of any of the covenants contained in this Section 4 will cause the Company irreparable harm. The Advisor further acknowledges and admits that the damages resulting from such a breach will be difficult or impossible to ascertain, and will be of the sort that cannot be compensated by money or other damages, and that the Company in addition to all other remedies available at law or equity, shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach and that the Advisor further agree to waive any requirement for securing or posting of any bond in connection with such remedy. The Advisor therefore waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in this Section 4 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in this Section 4 or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by the Advisor of any of the covenants contained in this Section 4.

                  4.8  The  parties  hereby   acknowledge  that  the  provisions
contained in this Section 4 are essential terms of this Agreement.

            5.  CONTINUED   COOPERATION;   RETURN  OF  DOCUMENTS  AND  PROPERTY;
INJUNCTIVE RELIEF; NON-EXCLUSIVITY AND SURVIVAL.

                  5.1. CONTINUED COOPERATION. The Advisor shall, during and after the expiration or termination of this Agreement for any reason, at the Company's sole expense (including, after the Term, compensation of Advisor at a daily rate of Two Thousand Dollars ($2,000)), cooperate fully with the Company's reasonable requests with respect to any internal or external agency or legal investigation (whether conducted by the FDA, the United States Securities and Exchange Commission or otherwise), lawsuits, financial reports, or with respect to other matters within his knowledge, responsibilities or purview; PROVIDED, HOWEVER, that such requests do not unreasonably interfere with the Advisor's business activities. The Advisor shall execute all lawful documents reasonably necessary for the Company to secure or maintain any Confidential Information.

                  5.2. RETURN OF DOCUMENTS AND PROPERTY. Upon the end of the Term, or upon the earlier request of the Company, the Advisor and his legal or personal representatives will promptly return to the Company any and all information, documents or other materials relating to or containing Confidential Information which are, and any and all other property of the Company which is, in the Advisor's possession, care or control, regardless of whether such materials were created or prepared by the Advisor and regardless of the form of, or medium containing, such information, documents, including without limitation, all computers and hard


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drives,  employee identification cards, Company credit cards, keys and any other physical property of the Company.

                  5.3. INJUNCTIVE RELIEF. The parties hereby acknowledge and agree that (a) the Company will be irreparably injured in the event of a breach by the Advisor of any of his obligations under Sections 4 and 5 hereof; (b) monetary damages will not be an adequate remedy for any such breach; (c) the Company will be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach; and (d) the existence of any claims that the Advisor may have against the Company, whether under this Agreement or otherwise, will not be a defense to the enforcement by the Company of any of its rights under Sections 4 and 5 hereof. All of the parties' covenants and the Company's rights to specific enforcement, injunctive relief and other remedies as set forth herein shall apply in the event of any breach or threatened breach by the Advisor of any of the provisions of Sections 4 and/or 5 hereof. The parties further agree that any action concerning any alleged breach(es) of Sections 4 and/or 5 hereof shall not be brought or addressed in arbitration, and the existence of any demand for arbitration or pendency of any dispute in arbitration under this Agreement shall not be a basis to delay or defer adjudication by a court of any demand for specific performance, injunctive relief or other remedies in relation to any alleged breach(es) of Sections 4 and/or 5 hereof.

                  5.4. NON-EXCLUSIVITY AND SURVIVAL. The covenants of the Advisor contained in Sections 4 and 5 hereof are in addition to, and not in lieu of, any obligations that the Advisor may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any expiration or termination of the Term by either party and any investigation made with respect to the breach thereof by the Company at any time.

            6. LIMITATION ON CERTAIN DEVELOPMENT PROJECTS. The Company acknowledges that it has been informed of the restrictions on the activities of the Advisor pursuant to the Separation and Release Agreement, between Par Pharmaceuticals, Inc. and the Advisor, and the Employment Agreement, between Par Pharmaceuticals, Inc. and the Advisor (collectively, the "PAR AGREEMENTS"), and agrees that the Advisor shall not be required by the Company to engage in the development of any drug product that the Advisor has covenanted not to develop pursuant to the Par Agreements in connection with his performance of the Services hereunder. The Advisor agrees that in the course of performing his obligations hereunder, the Advisor shall not engage in any activity that would violate the Par Agreements.

            7. MISCELLANEOUS PROVISIONS.

                  7.1 ADVISOR NOT AN EMPLOYEE. The relationship of the Advisor to the Company shall be that of an independent contractor and not as an employee or agent of the Company or any of its affiliates. Nothing herein shall be construed to constitute the parties as partners or joint venturers, or as employees or agents of the other. Except as expressly set forth herein, neither party has any express or implied right or authority to assume or create any obligations on behalf or in the name of the other. Personnel and subcontractors supplied by the Advisor are not the Company's personnel or agents, and the Advisor assumes full responsibility for their acts.


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                  7.2.  CAPACITY,  ETC.  Each of the  Advisor  and  the  Company
hereby represents and warrants to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound or violate any law; and
(c) this Agreement is his or its valid and binding obligation enforceable in accordance with its terms.

                  7.3. ADVICE OF COUNSEL. The Advisor represents and warrants that he has had full opportunity to seek advice and representation by independent counsel of his own choosing in connection with the interpretation, negotiation and execution of this Agreement.

                  7.4. FURTHER ASSURANCES. Each of the parties hereto shall, at any time and from time to time after the date hereof, at the request and expense of the other party, (i) promptly and duly execute and deliver, or cause to be duly executed and delivered to the requested Person, all such further documents and instruments, and (ii) take or cause to be taken all such other and further actions, in each case as may be reasonably requested by the other party to implement and effect the terms of this Agreement.

                  7.5 BENEFITS OF AGREEMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, be binding upon, and be enforceable by, the parties hereto and their respective successors and assigns.

                  7.6 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Any instrument purporting to make an assignment in violation of this Section 7.6 shall be void.

                  7.7. SEVERABILITY. Except as otherwise provided in Section 4.5, if, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  7.8. ENTIRE AGREEMENT. This Agreement, together with the other Strategic Alliance Documents (as such term is defined in that certain Strategic Alliance Agreement, dated as of the date hereof, between the Company, the Advisor, and VGS Capital, LP), constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and, except as otherwise specifically provided therein, no party shall be liable or bound to any other in any manner by any other representations, warranties, covenants or agreements with respect to such subject matters.

                  7.9. AMENDMENT AND WAIVER. This Agreement and any provision hereof or right or obligation hereunder may be amended, modified or waived only with the prior written consent of the Company and the Advisor which amendments, modifications, and waivers shall be binding upon all other parties hereto).

                  7.10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or facsimile (with confirmed delivery), or three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

         If to the Company, to:

                  Elite Pharmaceuticals, Inc.
                  165 Ludlow Avenue
                  Northvale, New Jersey
                  Facsimile No.: (201) 391-7693
                  Attn: Chief Executive Officer

          With a copy (which shall not constitute notice) to:

                  Reitler Brown & Rosenblatt LLC
                  800 Third Avenue
                  21st Floor
                  New York, NY 10022
                  Facsimile No.: (212) 371-5500
                  Attn: Scott H. Rosenblatt, Esq.

         If to the Advisor, to:

                  Veerappan S. Subramanian
                  475 Bernardsville Road
                  Mendham, NJ 07945

          With a copy (which shall not constitute notice) to:

                  Cohen Tauber Spievack & Wagner LLP
                  420 Lexington Avenue
                  New York, NY 10070
                  Facsimile No.: (212) 586-5095
                  Attn: Larry Tauber, Esq.

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                  7.11.  DESCRIPTIVE  HEADINGS;  CERTAIN  INTERPRETATIONS.   (a)
Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any term or provision of this Agreement.

            (b) The following rules of  interpretation  apply to this Agreement:
(i) wherever it appears appropriate from the context, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; and (iii) a reference to any agreement or other contract includes permitted supplements and amendments.

                  7.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the two parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  7.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

                  7.14.  CONSENT TO  JURISDICTION.  EACH OF THE  PARTIES  HERETO
HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW JERSEY SITTING IN NEW JERSEY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  7.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER AND (B) ACKNOWLEDGES  THAT BOTH PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO  THIS   AGREEMENT,   BY,  AMONG  OTHER  THINGS,   THE  MUTUAL  WAIVERS  AND
CERTIFICATIONS IN THIS SECTION 7.15.

                  7.16. GENERAL. All exhibits to this Agreement are hereby incorporated by reference and made part of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                            COMPANY:

                                            Elite Pharmaceuticals, Inc.


                                            By: /s/ Bernard Berk
                                                --------------------------------
                                                Name:  Bernard Berk
                                                Title: Chief Executive Officer


                                            ADVISOR:


                                            /s/ Veerappan S. Subramanian
                                            ------------------------------------
                                            Veerappan S. Subramanian

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


                                       14